EXHIBIT 10.5

EXTENSION AGREEMENT

WHEREAS, Key Link Assets Corp., a Delaware corporation (“Maker”), and Synergy Law Group, LLC (“Payee”), are parties to a promissory note (“Note”) as follows:

(a)

Promissory Note dated September 29, 2013 in the principal amount of $34,541

WHEREAS, the parties desire to extend the Maturity Dates of the Note and ratify and affirm the remaining provisions of the Note.

NOW, THEREFORE, IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

1.

The Maturity Date of the Note shall be extended to June 30, 2016.

2.

All other terms and provisions of the Note are hereby ratified and affirmed.

IN WITNESS WHEREOF, the undersigned have caused this Extension Agreement to be duly executed as of June 29, 2014.

MAKER:	PAYEE:

KEY LINK ASSETS CORP.	SYNERGY LAW GROUP, LLC

By /s/ Shawn Clark	By /s/ Bartly J. Loethen
Shawn P. Clark, Chief Executive Officer	Bartly J. Loethen, Manager